Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Executive Vice President

Devin Sullivan

(310) 337-4170		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS TO FILE EXTENSION FOR FISCAL 2007 FORM 10-K

Culver City, CA – December 21, 2007 – Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect”), which manages the medical care of approximately 240,000 HMO enrollees and operates four community hospitals in southern California, today announced that it will file a Form 12b-25 with the Securities and Exchange Commission related to the filing of the Company’s Form 10-K for the fiscal year ended September 30, 2007.

As previously announced, Prospect’s management and the management of Alta Healthcare System, Inc. (“Alta”) are working together with their respective independent auditors to complete a review and restatement of Alta’s pre-acquisition audited financial statements for the year ended December 31, 2006.  In connection with that review and restatement, the Audit Committee of Prospect’s Board of Directors has retained independent counsel to assist and advise the Audit Committee.  Until the review and restatement process have been completed, Prospect will not be able to complete its consolidated financial statements for its fiscal year ended September 30, 2007.  As a result, Prospect will not be able to file its Form 10-K annual report by the December 31, 2007 due date.  Prospect is working expeditiously to complete the Alta review and restatement process in an effort to be able to file the 10-K within the fifteen day extension period afforded by Rule 12b-25.  However, it is possible that the restatement will not be completed in time for Prospect to meet that deadline.

While the cumulative net impact of finalizing the Alta review is not yet determinable, Prospect continues to expect that any decrease in Alta’s 2006 pre-tax income will be less than $5 million.

Dr. Jack Terner, Chairman and Chief Executive Officer of Prospect, commented, “We remain optimistic about Prospect’s future as a vertically-integrated healthcare services provider.  Alta and ProMed Health Care, which we acquired in June 2007, are each expected to favorably impact operating results in fiscal 2007, with a more significant contribution expected in fiscal 2008.  We are also continuing to make the necessary investments to improve the operations of Prospect’s core IPA business.  While these investments will impact our profitability in fiscal 2007, we are confident that the associated initiatives are positioning Prospect to capitalize on the significant opportunities in our industry.”

ABOUT THE COMPANY

Prospect Medical Holdings manages the medical care of individuals enrolled in HMO plans in Southern California.  Prospect’s vertically-integrated medical services platform is comprised of Independent Physician Associations (“IPAs”), which contract with HMOs and health care professionals to provide a full range of services to HMO enrollees, and four community-based hospitals.  Prospect’s physician network is comprised of more than 9,000 specialist and primary care physicians, and the Company contracts with every major HMO in southern California.

This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, and the future introduction of new products, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 28, 2006, its Form 10-Q filed on August 20, 2007, and those arising from Prospect’s acquisition of Alta, the debt incurred by Prospect in connection with its acquisition of Alta, and any impact on Alta’s historical financial statements that may result from completion of Prospect’s review and analysis of those financial statements.  Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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